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                                     ECOLAB
                          EXECUTIVE DEATH BENEFITS PLAN

                         SECOND DECLARATION OF AMENDMENT


Pursuant to Section 1.3 of the Ecolab Executive Death Benefits Plan (as Amended and Restated Effective March 1, 1994) (the "Plan") and Section 5.1 of the Ecolab Inc. Administrative Document for Non-Qualified Benefit Plans which is incorporated into the Plan by reference ("Administrative Document"), the Company amends the Plan as set forth below.

         1. Section 2.3 of the Plan is hereby amended in its entirety to read as follows:

                  "SECTION 2.3. "EXECUTIVE" shall mean an Employee who is an elected corporate officer of an Employer and who is selected by the Administrator to participate in the Plan or such other Employee who is selected by the Chief Executive Officer of the Company to participate in the Plan. Notwithstanding the foregoing, any person who was an Executive on March 1, 1998 shall, subject to the other provisions of the Plan, remain as an Executive hereunder."

         2. This amendment to the Plan shall be effective as of March 1, 1998.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its authorized officers and its corporate seal affixed, this 3rd day of March, 1998.

                                   ECOLAB INC.



                                    By:  /s/ Michael E. Shannon
                                       ----------------------------------------
                                         Michael E. Shannon
                                         Chairman of the Board, Chief Financial
                                         and Administrative Officer



Attest:  /s/ Kenneth A. Iverson
       --------------------------------
         Kenneth A. Iverson
         Vice President and Secretary